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                                                                     EXHIBIT 21

                            DEVON ENERGY CORPORATION

                                  SUBSIDIARIES

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
1.       661151 ALBERTA LTD., ALBERTA
2.       410760 ALBERTA LTD., ALBERTA
3.       659502 ALBERTA INC., ALBERTA
4.       728098 ALBERTA LTD., ALBERTA
5.       172173 CANADA, INC.
6.       AMERICAN SULPHUR EXPORT CORPORATION
7.       AMSULEX, INC.
8.       AZERBAIJAN INTERNATIONAL OPERATING COMPANY
9.       BONITO PIPE LINE COMPANY
10.      CACHUMA GAS PROCESSING COMPANY
11.      CANOA RANCH CORPORATION
12.      CANYON REEF CARRIERS, INC.
13.      CAPITAN OIL PIPELINE COMPANY
14.      CASPIAN INTERNATIONAL PETROLEUM COMPANY
15.      CATCLAW PIPELINE, INC.
16.      DBC, INC.
17.      DAVID LIMITED PARTNERSHIP, ALBERTA
18.      DEVON ACQUISITION CORPORATION
19.      DEVON ENERGY CANADA LTD., ALBERTA
20.      DEVON ENERGY CANADA CORPORATION, ALBERTA
21.      DEVON ENERGY CANADA HOLDING CORPORATION, ALBERTA
22.      DEVON ENERGY CORPORATION (DELAWARE)
23.      DEVON ENERGY CORPORATION (NEVADA)
24.      DEVON ENERGY CORPORATION (OKLAHOMA)
25.      DEVON ENERGY MANAGEMENT COMPANY, L. L. C.
26.      DEVON ENERGY PRODUCTION COMPANY, L. P.
27.      DEVON FINANCING TRUST
28.      DEVON OIL & GAS COMPANY
29.      DEVON PRODUCTION CORPORATION
30.      FOOTHILLS PARTNERSHIP, ALBERTA
31.      MORRISON NUCLEAR LTD., DELAWARE
32.      MORRISON PETROLEUMS, LTD.
33.      MOUNTAIN ENERGY INC., ALBERTA
34.      NORTHSTAR ENERGY CORPORATION, ALBERTA
35.      NORTHSTAR ENERGY PARTNERSHIP, ALBERTA
36.      NUECES INTRASTATE PIPE LINE COMPANY
37.      PENNZENERGY BRAZIL, LTDA.
38.      PENNZENERGY COMPANY
39.      PENNZENERGY EXPLORATION AND PRODUCTION, L. L. C.
40.      PENNZENERGY INSURANCE COMPANY LIMITED (BERMUDA)
41.      PENNZENERGY RECEIVABLES COMPANY
42.      PENNZENERGY (U.K.) COMPANY
43.      PENNZOIL ASIATIC, INC.
44.      PENNZOIL BENI SUEF, INC.
45.      PENNZOIL CASPIAN CORPORATION
46.      PENNZOIL CASPIAN DEVELOPMENT CORPORATION
47.      PENNZOIL EGYPT, INC.
48.      PENNZOIL ENERGY MARKETING COMPANY
49.      PENNZOIL EXPLORATION AUSTRALIA, INC.
50.      PENNZOIL EXPLORATION BRAZIL, INC.
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
51.      PENNZOIL GAS MARKETING COMPANY
52.      PENNZOIL INTERNATIONAL COMPANY
53.      PENNZOIL INTRASTATE PIPELINE COMPANY
54.      PENNZOIL OFFSHORE PIPELINE COMPANY
55.      PENNZOIL PETROLEUM PIPELINE COMPANY
56.      PENNZOIL PETROLEUMS, LTD.
57.      PENNZOIL QATAR, INC.
58.      PENNZOIL QATAR PRODUCTION, INC.
59.      PENNZOIL RESOURCES CANADA LTD.
60.      PENNZOIL RED SEA, INC.
61.      PENNZOIL SINAI, INC.
62.      PENNZOIL SUEZ, INC.
63.      PENNZOIL VENEZUELA CORPORATION, S. A.
64.      PEPCO PARTNERS, L. P.
65.      RICHLAND DEVELOPMENT CORPORATION
66.      RICHLAND TRANSITION COMPANY
67.      SAGE CREEK, INC.
68.      SISQUOC GAS PIPELINE COMPANY
69.      THUNDER CREEK, INC.
70.      TIBURON TRANSPORT COMPANY
71.      VERMEJO MINERALS CORPORATION
72.      VERMEJO PARK CORPORATION
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